SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2004

Knowles Electronics Holdings, Inc.

DELAWARE	333-40076	36-2270096

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1151 MAPLEWOOD DRIVE, ITASCA, ILLINOIS	60143

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 250-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     On December 20, 2004 Knowles Electronics Holdings, Inc. (“Knowles”) entered into a new unsecured credit agreement (the “Credit Agreement”) with Xerion Partners II Master Fund Limited and other lenders from time to time a party thereto providing for borrowings up to $10 million to be used for general corporate purposes. The Credit Agreement is summarized in Item 2.03 of this report, which is incorporated by reference into this Item 1.01.

     A copy of the Credit Agreement is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The Credit Agreement provides for the granting of loans at Knowles’ request up to $10 million and in the case of the initial borrowing, not less than $8.5 million. The commitment to provide loans terminates January 31, 2005. Any borrowings mature June 29, 2007. Except in certain limited specified cases, the loans bear interest at a one-, two-, three-, or six-month adjusted LIBOR plus 7.75%

     The Credit Agreement contains customary representations, warranties and covenants, including financial covenants, for a transaction of this type. Knowles is required to maintain various minimum ratios of consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) to consolidated cash interest expense, as defined, over the term of the Credit Agreement. Knowles is also required to maintain various maximum ratios of total indebtedness less cash to consolidated EBITDA over the term of the Credit Agreement.

     The Credit Agreement also contains customary events of default, including a cross default provision and a change of control provision. If an event of default occurs that is not otherwise waived or cured, lenders holding a specified percentage of the commitments or outstanding loans may terminate the obligations of the lenders to make loans under the Credit Agreement and/or may declare the loans outstanding under the Credit Agreement to be due and payable.

     The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 99.1 to this report and is incorporated herein by reference. You are encouraged to read the Credit Agreement.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Credit Agreement dated as of December 20, 2004 among Knowles Electronics Holdings, Inc., as Borrower, Xerion Partners II Master Fund Limited, as Lender, and the other lenders party thereto from time to time.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knowles Electronics Holdings, Inc.

Date: December 22, 2004	By:	/s/ Stephen D. Petersen

Name: Stephen D. Petersen
Title: Vice-President Finance

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
EX-99.1	Credit Agreement dated as of December 20, 2004 among Knowles Electronics Holdings, Inc., as Borrower, Xerion Partners II Master Fund Limited, as Lender, and the other lenders party thereto from time to time.